UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Cracker Barrel Old Country Store, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Lawrence E. Hyatt, Senior Vice President and Chief Financial Officer
(615) 235-4432
Mark Harnett, MacKenzie Partners, Inc.
(212) 929-5877

Media Contact:	Julie K. Davis, Senior Director, Corporate Communications
(615) 443-9266
Ruth Pachman, Kekst and Company
(212) 521-4891

CRACKER BARREL URGES SHAREHOLDERS TO REJECT BIGLARI

NOMINATION TO BOARD OF DIRECTORS

•	Begins Mailing Proxy Statement for December 20th Annual Meeting

•	Mails Letter to Shareholders that Questions Biglari’s Motives, Business Conflicts and Objectives

•	Cites Company’s New Management and Board Members and New Financial and Operational Initiatives

LEBANON, Tenn., November 8, 2011 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today began mailing its proxy statement for the Company’s Annual Meeting of Shareholders to be held on December 20, 2011. In addition, Chairman Michael Woodhouse sent a letter to the Company’s shareholders urging them to elect the Company’s nominees to the Board of Directors, and to vote against the election of Sardar Biglari.

Mr. Biglari is waging a proxy contest to get himself elected to the Cracker Barrel Board, even though he is CEO of a restaurant acquisitions and holding company, Biglari Holdings, and CEO of its principal portfolio company, Steak ‘n Shake, a family dining restaurant chain that competes with Cracker Barrel.

“We believe that his track record speaks for itself, and we have serious concerns about his motives, potential business conflicts, and ultimate objectives,” Mr. Woodhouse wrote. “It is important to bear in mind that your experienced Board of Directors – with four new members – has set a course for the Company that builds on Cracker Barrel’s strengths, and strives to drive performance and keep us positioned at the forefront of our peers over the long term. Our new

- MORE -

Cracker Barrel Urges Shareholders to Reject Biglari Nomination to Board of Directors

November 8, 2011

leadership and our significant new financial and operational initiatives, designed to continue creating value for shareholders, are integral components of the Company’s strategic plan.

“We are already making excellent progress. We have had sequential improvement in traffic and sales during the first quarter, and improved earnings per share compared to our previous expectations. We believe this demonstrates the early success of the six strategic priorities that we outlined at the beginning of this fiscal year.”

Mr. Woodhouse said that despite the Company’s misgivings about Mr. Biglari’s intentions, the Company had an open dialogue with him, listening to his concerns and responding. The Company even proposed that Mr. Biglari nominate two independent directors to the Board as an alternative to a costly and time-consuming proxy contest.

“Unfortunately, Mr. Biglari declined our offer and is proceeding with a proxy contest at considerable expense to you, our shareholders,” Mr. Woodhouse wrote.

In particular, Mr. Woodhouse pointed out that Mr. Biglari has a track record of using a “creeping takeover” to seize control of Steak ‘n Shake without paying a change-of-control premium. Cracker Barrel also believes that Mr. Biglari has a glaring business conflict of interest, since he controls a competing restaurant chain. The letter also notes that Mr. Biglari has refused to disclose his agenda, making his motives even more suspect, and that, in the Company’s view, he has a history of poor corporate governance at his own company, Biglari Holdings, including excessive compensation for himself.

“We believe that if you want to know what Mr. Biglari intends to do at Cracker Barrel, you need look no further than his track record,” Mr. Woodhouse wrote. “It is clear to us that he has sought to take control of companies without paying a premium, and then run those companies for his own benefit – not that of ALL shareholders.

“In contrast, your Board has delivered strong long-term results, and continues to move aggressively to continue to create shareholder value. We are confident that Cracker Barrel is on the right path – with new leadership and new initiatives – to capitalize on the power of its outstanding brand.

“We urge you to vote the WHITE proxy card today to elect the Cracker Barrel nominees and protect your interests.”

* * *

Text of Letter from Mr. Woodhouse to Cracker Barrel Shareholders dated November 8, 2011:

November 8, 2011

Dear Fellow Cracker Barrel Shareholder:

- MORE -

Cracker Barrel Urges Shareholders to Reject Biglari Nomination to Board of Directors

November 8, 2011

By now you may have heard that Sardar Biglari is waging a proxy contest to get himself elected to the Cracker Barrel Board of Directors.

Mr. Biglari is CEO of Biglari Holdings, a restaurant acquisitions and holding company, and CEO of its principal portfolio company, Steak ‘n Shake, a family dining restaurant chain that competes with Cracker Barrel. We believe that his track record speaks for itself, and we have serious concerns about his motives, potential business conflicts, and ultimate objectives.

We are writing to explain these concerns and to update you on the strategic steps that your Board and management team have taken this year to continue our focus on performance and shareholder value. Please take the time to read and consider the facts so you can make an informed decision on this important matter when it is brought to a vote at our annual meeting on December 20th. We urge you to vote the WHITE card FOR Cracker Barrel’s nominees, and ask that you NOT return any GOLD card sent to you by Mr. Biglari.

It is important to bear in mind that your experienced Board of Directors – with four new members – has set a course for the Company that builds on Cracker Barrel’s strengths, and strives to drive performance and keep us positioned at the forefront of our peers over the long term. Our new management and our important new financial and operational initiatives, designed to continue creating value for shareholders, are integral components of this strategic plan.

We are already making excellent progress. We have had sequential improvement in traffic and sales during the first quarter, and improved earnings per share compared to our previous expectations. We believe this demonstrates the early success of the six strategic priorities that we outlined at the beginning of this fiscal year.

Mr. Biglari surfaced after we had already begun to implement a number of managerial, Board and operational changes at the Company. Despite our numerous misgivings about his intentions, given his status as a large shareholder, we maintained an open dialogue with him over the summer, listening and responding to his concerns. We even proposed that he nominate two independent directors to the Board as an alternative to a proxy contest.

Unfortunately, Mr. Biglari declined our offer and is proceeding with a proxy contest at considerable expense to you, our shareholders.

We believe Sardar Biglari would not add value to the Board and would not act in the best interests of ALL Cracker Barrel shareholders for the following reasons:

•

Hidden agenda: Mr. Biglari has repeatedly said he has specific plans for our business, but has consistently refused to disclose those plans, even to members of our Board’s Nominating Committee when they flew to Texas to meet him. We believe this calls his true motives into question, and we are concerned that he has a hidden agenda.

- MORE -

Cracker Barrel Urges Shareholders to Reject Biglari Nomination to Board of Directors

November 8, 2011

•	Potential for competitive harm: We believe that having the CEO of a competing family restaurant company, Steak ‘n Shake, on our Board would create serious business and legal conflicts of interest.

•

Historical pursuit of control with no control premium: Mr. Biglari describes his holding company, Biglari Holdings, as a vehicle for acquisitions of controlling interests in other companies. And he has engaged in proxy fights to gain board membership, and ultimately seize control, without paying a change-of-control premium.

•

Short-term business horizon: He has slashed operational investment at Steak ‘n Shake, and we believe he is focused on short-term results at the expense of growth and reinvestment. This is not the path to long-term success.

•

Self-centered focus: We believe Mr. Biglari has pursued an agenda of personal benefit and self-interested transactions at Biglari Holdings, at the expense of other shareholders. These include proposing an excessive compensation package for himself, as well as a dual-class voting structure that could allow him to increase his voting control without making any additional monetary investment.

In contrast, Cracker Barrel’s new strategic path builds on its strong and proven track record of creating shareholder value.

We are pursuing six new strategic initiatives that are already showing results: a new marketing and advertising campaign, a refined menu with new pricing, an enhanced restaurant operating platform, a refined retail assortment, focused cost reduction and a balanced approach to capital allocation, which includes a recent 14% increase in our cash dividend and a new $65 million share repurchase authorization.

The initiatives implemented to date have already contributed to sequential improvement in traffic and sales in the first quarter, and improved earnings per share compared to our previous expectations. We recently raised our full-year earnings guidance based on the success of these initiatives to date.

Cracker Barrel has a powerful brand and a winning concept that consistently wins top industry honors. Moreover, our initiatives demonstrate that we have the game plan and leadership to drive performance in a challenging economic environment – just as we have outperformed our peers and the market over the long term. Specifically, our five- and ten-year total shareholder returns exceed those of our peer group and the S&P 500 index. Our strategy has also resulted in a more attractive return on invested capital than have those of our peers, including Biglari Holdings.

We have also added experienced and committed new leadership:

•

Since June, your Board has added three new highly qualified independent directors, and our new CEO. As part of our Board transition, two long-standing directors will not seek re-election at the 2011 Annual Meeting.

•	Our new CEO, Sandra B. Cochran, has announced an aggressive plan to ramp up guest traffic, sales and profits in 2012. Having been both CFO and COO of Cracker Barrel, as

- MORE -

Cracker Barrel Urges Shareholders to Reject Biglari Nomination to Board of Directors

November 8, 2011

well as the CEO of a large retailer, she has intimate knowledge of the business, and her plan is founded on direct experience.

•	Our new CFO, Larry Hyatt, brings significant experience in both full-service restaurant and retail businesses.

Biglari’s Track Record: The “Creeping Takeover”

Mr. Biglari built his company with the creeping takeover of Steak ‘n Shake – without paying a premium to Steak ‘n Shake shareholders. He originally claimed he had acquired a minority stake “for investment purposes.” Then he:

•	Won a proxy fight

•	Took control as incumbent directors exited

•	Became Chairman and CEO

•	Merged the company with Western Sizzlin’ (which he had previously taken over) and with his own hedge fund

•	Re-named the company Biglari Holdings – after himself

Mr. Biglari started out claiming he was simply buying shares for “investment purposes,” and seeking just two representatives on the Steak ‘n Shake Board of Directors – exactly the same path he has pursued with Cracker Barrel. We urge you to consider whether his track record suggests another undisclosed agenda and whether he is right for our Board.

Given these concerns, your Board decided that we needed to act to protect your investment. After Biglari Holdings received regulatory clearance to increase its stake in Cracker Barrel to 49.99 percent, we implemented a temporary shareholder rights plan. This is intended to protect you from abusive takeover tactics that would not treat all shareholders fairly. This rights plan has a limited term of three years, subject to your approval, and is shareholder friendly because it would not be triggered by cash offers for all shares that are open for 60 business days. In addition, we are submitting the plan for your approval – and we recommend that you grant that approval at the upcoming Annual Meeting to protect against a “creeping takeover” of Cracker Barrel by Mr. Biglari.

Biglari Has a Glaring Business Conflict

Mr. Biglari has proclaimed that Cracker Barrel and Steak ‘n Shake don’t compete, but this ignores the following key facts: both offer full-service family dining for breakfast, lunch and dinner; they overlap geographically; both feature an Americana brand; both have average checks in the mid- to high-single digits; and neither serves alcohol.

If Mr. Biglari becomes a Cracker Barrel director, he would have the fiduciary duty to act in the best interests of the shareholders of both Biglari Holdings and Cracker Barrel. But how would that be possible?

- MORE -

Cracker Barrel Urges Shareholders to Reject Biglari Nomination to Board of Directors

November 8, 2011

Cracker Barrel’s Board regularly considers pricing, product and menu development, promotions, advertising, growth and expansion, store locations and strategic plans. How could the CEO of a competing restaurant company participate in those Board discussions?

We believe that Mr. Biglari’s dual role would create a clear business conflict. In fact, to avoid this sort of conflict, our Corporate Governance Guidelines have for years made clear that it would be inappropriate for an employee or director of a competing restaurant company to be nominated to or serve on our Board. We also believe that having Mr. Biglari on the Cracker Barrel Board would violate the Clayton Act, a federal antitrust statute that prohibits anyone from serving as an officer or director of two competitors at the same time.

Biglari’s Undisclosed Agenda and Poor Governance

Mr. Biglari told Cracker Barrel’s management and Board several times that he had an important agenda in seeking to join the Board. Yet, he has consistently refused to tell us the details of his agenda.

Judging from Mr. Biglari’s track record, we believe Cracker Barrel shareholders have every reason to be wary. He has a record of returning little cash to shareholders, while cutting back significantly on reinvestment. And at Biglari Holdings, shareholders have objected to several self-interested transactions:

•

Excessive compensation. He tried to get shareholder approval for an uncapped compensation scheme for himself, a deal similar to the profit-sharing often used at hedge funds, though he runs a publicly traded company. Richard Gibbons from The Motley Fool called it, “One of the sweetest compensation arrangements I’ve ever seen at a public company – one that would deeply cut into shareholder returns.”[1] Mr. Biglari only scaled back the plan after his shareholders complained loudly.

•

Disenfranchising capital structure. He is seeking shareholder approval of a two-class capital structure so he can make acquisitions that don’t dilute his voting control – a plan that his own shareholders have refused to go along with.

•

Reverse stock splits to freeze out small shareholders. He engineered a 1-for-20 reverse stock split, and announced plans for a further 1-for-15 reverse stock split that would force many small investors to be cashed out from their shares. He has deferred the second reverse stock split for now, in the face of shareholder opposition.

We strongly believe that electing Mr. Biglari to the Cracker Barrel Board would be contrary to the best interests of Cracker Barrel shareholders and urge you to support your Board’s nominees.

[1]	Approval to use quotations has not been sought or obtained.

- MORE -

Cracker Barrel Urges Shareholders to Reject Biglari Nomination to Board of Directors

November 8, 2011

We believe that if you want to know what Mr. Biglari intends to do at Cracker Barrel, you need look no further than his track record. It is clear to us that he has sought to take control of companies without paying a premium, and then run those companies for his own benefit – not that of ALL shareholders.

In contrast, your Board has delivered strong long-term results, and continues to move aggressively to continue to create shareholder value. We are confident that Cracker Barrel is on the right path – with new leadership and new initiatives – to capitalize on the power of its outstanding brand.

We urge you to vote the WHITE proxy card today to elect the Cracker Barrel nominees and protect your interests.

Sincerely,

Michael Woodhouse
Chairman
On Behalf of the Board of Directors

* * *

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in their old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 and operates 608 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. - 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2011 Annual Meeting. On November 8, 2011,

- MORE -

Cracker Barrel Urges Shareholders to Reject Biglari Nomination to Board of Directors

November 8, 2011

Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

# # #

CBRL-F

The following is a letter sent to shareholders of Cracker Barrel Old Country Store, Inc. in a mailing commenced on November 8, 2011:

November 8, 2011

Dear Fellow Cracker Barrel Shareholder:

By now you may have heard that Sardar Biglari is waging a proxy contest to get himself elected to the Cracker Barrel Board of Directors.

Mr. Biglari is CEO of Biglari Holdings, a restaurant acquisitions and holding company, and CEO of its principal portfolio company, Steak ‘n Shake, a family dining restaurant chain that competes with Cracker Barrel. We believe that his track record speaks for itself, and we have serious concerns about his motives, potential business conflicts, and ultimate objectives.

We are writing to explain these concerns and to update you on the strategic steps that your Board and management team have taken this year to continue our focus on performance and shareholder value. Please take the time to read and consider the facts so you can make an informed decision on this important matter when it is brought to a vote at our annual meeting on December 20th. We urge you to vote the WHITE card FOR Cracker Barrel’s nominees, and ask that you NOT return any GOLD card sent to you by Mr. Biglari.

It is important to bear in mind that your experienced Board of Directors – with four new members – has set a course for the Company that builds on Cracker Barrel’s strengths, and strives to drive performance and keep us positioned at the forefront of our peers over the long term. Our new management and our important new financial and operational initiatives, designed to continue creating value for shareholders, are integral components of this strategic plan.

We are already making excellent progress. We have had sequential improvement in traffic and sales during the first quarter, and improved earnings per share compared to our previous expectations. We believe this demonstrates the early success of the six strategic priorities that we outlined at the beginning of this fiscal year.

Mr. Biglari surfaced after we had already begun to implement a number of managerial, Board and operational changes at the Company. Despite our numerous misgivings about his intentions, given his status as a large shareholder, we maintained an open dialogue with him over the summer, listening and responding to his concerns. We even proposed that he nominate two independent directors to the Board as an alternative to a proxy contest.

Unfortunately, Mr. Biglari declined our offer and is proceeding with a proxy contest at considerable expense to you, our shareholders.

We believe Sardar Biglari would not add value to the Board and would not act in the best interests of ALL Cracker Barrel shareholders for the following reasons:

•

Hidden agenda: Mr. Biglari has repeatedly said he has specific plans for our business, but has consistently refused to disclose those plans, even to members of our Board’s Nominating Committee when they flew to Texas to meet him. We believe this calls his true motives into question, and we are concerned that he has a hidden agenda.

•	Potential for competitive harm: We believe that having the CEO of a competing family restaurant company, Steak ‘n Shake, on our Board would create serious business and legal conflicts of interest.

•

Historical pursuit of control with no control premium: Mr. Biglari describes his holding company, Biglari Holdings, as a vehicle for acquisitions of controlling interests in other companies. And he has engaged in proxy fights to gain board membership, and ultimately seize control, without paying a change-of-control premium.

•

Short-term business horizon: He has slashed operational investment at Steak ‘n Shake, and we believe he is focused on short-term results at the expense of growth and reinvestment. This is not the path to long-term success.

•

Self-centered focus: We believe Mr. Biglari has pursued an agenda of personal benefit and self-interested transactions at Biglari Holdings, at the expense of other shareholders. These include proposing an excessive compensation package for himself, as well as a dual-class voting structure that could allow him to increase his voting control without making any additional monetary investment.

In contrast, Cracker Barrel’s new strategic path builds on its strong and proven track record of creating shareholder value.

We are pursuing six new strategic initiatives that are already showing results: a new marketing and advertising campaign, a refined menu with new pricing, an enhanced restaurant operating platform, a refined retail assortment, focused cost reduction and a balanced approach to capital allocation, which includes a recent 14% increase in our cash dividend and a new $65 million share repurchase authorization.

The initiatives implemented to date have already contributed to sequential improvement in traffic and sales in the first quarter, and improved earnings per share compared to our previous expectations. We recently raised our full-year earnings guidance based on the success of these initiatives to date.

Cracker Barrel has a powerful brand and a winning concept that consistently wins top industry honors. Moreover, our initiatives demonstrate that we have the game plan and leadership to drive performance in a challenging economic environment – just as we have outperformed our peers and the market over the long term. Specifically, our five- and ten-year total shareholder returns exceed those of our peer group and the S&P 500 index. Our strategy has also resulted in a more attractive return on invested capital than have those of our peers, including Biglari Holdings.

We have also added experienced and committed new leadership:

•

Since June, your Board has added three new highly qualified independent directors, and our new CEO. As part of our Board transition, two long-standing directors will not seek re-election at the 2011 Annual Meeting.

•

Our new CEO, Sandra B. Cochran, has announced an aggressive plan to ramp up guest traffic, sales and profits in 2012. Having been both CFO and COO of Cracker Barrel, as well as the CEO of a large retailer, she has intimate knowledge of the business, and her plan is founded on direct experience.

•	Our new CFO, Larry Hyatt, brings significant experience in both full-service restaurant and retail businesses.

Biglari’s Track Record: The “Creeping Takeover”

Mr. Biglari built his company with the creeping takeover of Steak ‘n Shake – without paying a premium to Steak ‘n Shake shareholders. He originally claimed he had acquired a minority stake “for investment purposes.” Then he:

•	Won a proxy fight

•	Took control as incumbent directors exited

•	Became Chairman and CEO

•	Merged the company with Western Sizzlin’ (which he had previously taken over) and with his own hedge fund

•	Re-named the company Biglari Holdings – after himself

Mr. Biglari started out claiming he was simply buying shares for “investment purposes,” and seeking just two representatives on the Steak ‘n Shake Board of Directors – exactly the same path he has pursued with Cracker Barrel. We urge you to consider whether his track record suggests another undisclosed agenda and whether he is right for our Board.

Given these concerns, your Board decided that we needed to act to protect your investment. After Biglari Holdings received regulatory clearance to increase its stake in Cracker Barrel to 49.99 percent, we implemented a temporary shareholder rights plan. This is intended to protect you from abusive takeover tactics that would not treat all shareholders fairly. This rights plan has a limited term of three years, subject to your approval, and is shareholder friendly because it would not be triggered by cash offers for all shares that are open for 60 business days. In addition, we are submitting the plan for your approval – and we recommend that you grant that approval at the upcoming Annual Meeting to protect against a “creeping takeover” of Cracker Barrel by Mr. Biglari.

Biglari Has a Glaring Business Conflict

Mr. Biglari has proclaimed that Cracker Barrel and Steak ‘n Shake don’t compete, but this ignores the following key facts: both offer full-service family dining for breakfast, lunch and dinner; they overlap geographically; both feature an Americana brand; both have average checks in the mid- to high-single digits; and neither serves alcohol.

If Mr. Biglari becomes a Cracker Barrel director, he would have the fiduciary duty to act in the best interests of the shareholders of both Biglari Holdings and Cracker Barrel. But how would that be possible?

Cracker Barrel’s Board regularly considers pricing, product and menu development, promotions, advertising, growth and expansion, store locations and strategic plans. How could the CEO of a competing restaurant company participate in those Board discussions?

We believe that Mr. Biglari’s dual role would create a clear business conflict. In fact, to avoid this sort of conflict, our Corporate Governance Guidelines have for years made clear that it would be inappropriate for an employee or director of a competing restaurant company to be nominated to or serve on our Board. We also believe that having Mr. Biglari on the Cracker Barrel Board would violate the Clayton Act, a federal antitrust statute that prohibits anyone from serving as an officer or director of two competitors at the same time.

Biglari’s Undisclosed Agenda and Poor Governance

Mr. Biglari told Cracker Barrel’s management and Board several times that he had an important agenda in seeking to join the Board. Yet, he has consistently refused to tell us the details of his agenda.

Judging from Mr. Biglari’s track record, we believe Cracker Barrel shareholders have every reason to be wary. He has a record of returning little cash to shareholders, while cutting back significantly on reinvestment. And at Biglari Holdings, shareholders have objected to several self-interested transactions:

•

Excessive compensation. He tried to get shareholder approval for an uncapped compensation scheme for himself, a deal similar to the profit-sharing often used at hedge funds, though he runs a publicly traded company. Richard Gibbons from The Motley Fool called it, “One of the sweetest compensation arrangements I’ve ever seen at a public company – one that would deeply cut into shareholder returns.” [1] Mr. Biglari only scaled back the plan after his shareholders complained loudly.

•

Disenfranchising capital structure. He is seeking shareholder approval of a two-class capital structure so he can make acquisitions that don’t dilute his voting control – a plan that his own shareholders have refused to go along with.

•

Reverse stock splits to freeze out small shareholders. He engineered a 1-for-20 reverse stock split, and announced plans for a further 1-for-15 reverse stock split that would force many small investors to be cashed out from their shares. He has deferred the second reverse stock split for now, in the face of shareholder opposition.

[1]	Approval to use quotations has not been sought or obtained.

We strongly believe that electing Mr. Biglari to the Cracker Barrel Board would be contrary to the best interests of Cracker Barrel shareholders and urge you to support your Board’s nominees.

We believe that if you want to know what Mr. Biglari intends to do at Cracker Barrel, you need look no further than his track record. It is clear to us that he has sought to take control of companies without paying a premium, and then run those companies for his own benefit – not that of ALL shareholders.

In contrast, your Board has delivered strong long-term results, and continues to move aggressively to continue to create shareholder value. We are confident that Cracker Barrel is on the right path – with new leadership and new initiatives – to capitalize on the power of its outstanding brand.

We urge you to vote the WHITE proxy card today to elect the Cracker Barrel nominees and protect your interests.

Sincerely,

Michael Woodhouse
Chairman
On Behalf of the Board of Directors

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

cbrlproxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2011 Annual Meeting. On November 8, 2011, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

On November 8, 2011, new links were added to the “Biglari Proxy Contest” section of Cracker Barrel Old Country Store, Inc.’s website.

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Investor documents

Proxy Statement for December 20, 2011 Annual Meeting
Letter to Shareholders Urging Rejection of Biglari Nomination
Presentation to Investors on Biglari Holdings' Proxy Fight

Related press releases

Sept 24:
Cracker Barrel Old Country Store, Inc. Adopts Shareholder Rights Plan with Qualifying Offer Exception

Sept 1:
Cracker Barrel Responds to Biglari's Announced Intention to Commence a Proxy Fight

Aug 24th:
Cracker Barrel Responds to Letter from Biglari Holdings

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